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ma(c)rovision                                            MACROVISION CORPORATION
                                                           2830 DE LA CRUZ BLVD.
                                                           SANTA CLARA, CA 95050


                                                             (408) 743-8600 MAIN
                                                              (408) 743-8610 FAX



FOR IMMEDIATE RELEASE
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MEDIA CONTACT:               MACROVISION (U.S.):          MACROVISION EUROPE:
Christine Cannon             Miao Chuang                  Simon Mehlman
iPR Media, for Macrovision   Macrovision Corporation      Macrovision EMEA
+1 (631) 776 0247            +1 (408) 562 8451            +44 (0)1928 706 325
ccannon@iprmedia.com         mchuang@macrovision.com      SimonM@macrovision.com
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              UNITED STATES PATENT AND TRADEMARK OFFICE DECLARES A

             PATENT INTERFERENCE PROCEEDING BETWEEN MACROVISION AND

                                   INTERTRUST


SANTA CLARA, Calif. -- October 2, 2003 -- Macrovision Corporation (Nasdaq:
MVSN), announced today that it has received a notice from the United States Patent and Trademark Office ("USPTO") declaring an interference between Macrovision's U.S. Patent No. 5,845,281 (hereinafter the `281 patent) together with two of its continuation applications, and a patent application determined to be from InterTrust Technologies Corporation. An interference is declared by the USPTO when two or more parties claim the same patentable invention. The purpose of the interference proceeding is to determine who was the first inventor, since in the United States the first party to invent is granted the patent.

Macrovision's `281 patent and its continuation applications have a priority filing date of February 1, 1995. The InterTrust application is a continuation of application No. 08/388,107 (now abandoned) and as a consequence potentially has a priority filing date of February 13, 1995, 12 days later than Macrovision's priority filing date. Because of the proximity of these priority filing dates, the interference proceeding in the USPTO will attempt to determine who invented first.

European and Japanese counterpart patent applications of Macrovision's `281 patent also enjoy the priority filing date of February 1, 1995. But unlike the U.S. with its "first to invent" rule, Europe and Japan have a "first to file" rule, meaning that Macrovision's `281 patent with an earlier priority filing date is automatically given priority of invention.

Macrovision's `281 patent and its continuation applications are in the field of Digital Rights Management ("DRM"), a field that the company expects will play a significant role in its future. They are not associated with Macrovision's existing copy protection business.

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The 08/388,107 application forms the basis of and is the parent of a number of other InterTrust patents and applications including U.S. Patent Nos. 5,892,900, 5,915,019, 5,917,912, 5,949,876, 5,982,891, 6,185,683, 6,253,193 and 6,389,402.
In addition, InterTrust's 08/388,107 is related to and is incorporated by reference into U.S. Patent Nos. 5,920,861 and 6,157,721. These ten patents are among eleven patents asserted by InterTrust in its on-going lawsuit against Microsoft Corporation. With the possible exception of U.S. Patent No. 6,157,721, all of these patents appear to be in the field of Digital Rights Management.

"We welcome this interference declaration by the USPTO. Its outcome will determine U.S. ownership of intellectual property that we believe to be strategically important to the field of Digital Rights Management," said Brian Dunn, Macrovision's executive vice president and chief strategy officer.


ABOUT MACROVISION

Macrovision develops and markets digital rights management ("DRM"), copy protection, and electronic license management technologies for the video, music and software industries. Macrovision holds a total of 162 issued or pending United States patents and 864 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields.

Macrovision has its corporate headquarters in Santa Clara, California, with international offices in London, Frankfurt, Tel Aviv, Tokyo, Hong Kong, Taipei and Seoul. For more information, please visit www.macrovision.com.

This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. A number of factors could cause Macrovision's actual results to differ from anticipated results expressed in such forward-looking statements. Such factors are addressed in Macrovision's filings with the Securities and Exchange Commission (available at www.sec.gov). Macrovision assumes no obligation to update any forward-looking statements.


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